Exhibit 99.1

Virgin Galactic Announces Second Quarter 2025 Financial Results and Provides Business Update

•Commercial Service Planned for 2026 with Private Astronaut Spaceflight Remaining On Track for Fall 2026
•Progress on SpaceShips Continues Across All Systems and Structures

ORANGE COUNTY, CALIFORNIA – August 6, 2025 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the "Company”) today announced its financial results for the second quarter ended June 30, 2025 and provided a business update.

Michael Colglazier, Chief Executive Officer of Virgin Galactic said, "Progress on our SpaceShips continues across all systems and structures, and our strong balance sheet, with over $500 million in cash, cash equivalents and marketable securities, provides the foundation to execute our business model as we bring our SpaceShips into commercial service. We have continued to reduce our quarterly cash spending and operating expense as part of our disciplined approach. Commercial service remains planned for 2026, with both research and private astronaut flights expected in the fall next year."

Second Quarter 2025 Financial Highlights
•Cash position remains strong, with cash, cash equivalents and marketable securities of $508 million as of June 30, 2025.

•Revenue of $0.4 million, compared to $4.2 million in the second quarter of 2024, with the decrease driven by the pause in commercial spaceflights to focus efforts on the production of the Delta Class SpaceShips.

•GAAP total operating expenses of $70 million, compared to $106 million in the second quarter of 2024. Non-GAAP total operating expenses of $58 million in the second quarter of 2025, compared to $95 million in the second quarter of 2024.

•Net loss of $67 million, compared to a $94 million net loss in the second quarter of 2024, with the improvement primarily driven by lower operating expenses.

•Adjusted EBITDA totaled $(52) million, compared to $(79) million in the second quarter of 2024, primarily driven by lower operating expenses.

•Net cash used in operating activities totaled $55 million, compared to $79 million in the second quarter of 2024.

•Cash paid for capital expenditures totaled $58 million, compared to $34 million in the second quarter of 2024.

•Free cash flow totaled $(114) million in each of the second quarters of 2025 and 2024.

•Generated $56 million in gross proceeds through the issuance of 15.7 million shares of common stock as part of the Company's at-the-market offering programs.

Business Updates

•Collaborating on a feasibility study with Lawrence Livermore National Laboratory to leverage the capabilities of the Company's launch vehicle as a carrier platform.
•Progressing through a feasibility study to potentially develop a second spaceport in Italy.
•SpaceShip wing assembly and feather assembly expected to be completed during Q4 of 2025.

•SpaceShip fuselage expected to be completed late Q4 2025 or early Q1 2026.
•Commercial spaceflight continues to track for 2026, with both research and private astronaut flights expected to commence in the fall of 2026.

Financial Guidance
The following forward-looking statements reflect our expectations for the third quarter of 2025 as of August 6, 2025 and are subject to substantial uncertainty. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

•Free cash flow for the third quarter of 2025 is expected to be in the range of $(100) million to $(110) million.

Non-GAAP Financial Measures
In addition to the Company's results prepared in accordance with generally accepted accounting principles in the United States (GAAP), the Company is also providing certain non-GAAP financial measures. A discussion regarding the use of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP information is presented later in this press release.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial +1 800-715-9871 or +1 646-307-1963 and enter the conference ID number 9301433. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.virgingalactic.com/events-and-presentations/. A recording of the webcast will also be available following the conference call.

About Virgin Galactic
Virgin Galactic is an aerospace and space travel company, pioneering human-first spaceflight for private individuals, researchers, and governments with its advanced SpaceShips and launch vehicle. Scale and profitability are driven by next-generation vehicles capable of bringing humans to space at an unprecedented frequency with an industry-leading cost structure. You can find more information at https://www.virgingalactic.com/.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our spaceflight systems, development, production and design of our SpaceShips and proposed timeline for assembly and commercial service using such SpaceShips, our plans to collaborate on a feasibility study with Lawrence Livermore National Laboratory to leverage the capabilities of our launch vehicle as a carrier platform, our plans to potentially develop a second spaceport in Italy, and our objectives for future operations, growth plans and the Company’s financial forecasts, including third quarter 2025 expected free cash flow, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to any delay in future commercial flights of our spaceflight fleet, our ability to successfully develop and test our next generation vehicles, and the time and costs associated with doing so, our expected capital requirements and the availability of additional financing, and the other factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Second Quarter 2025 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue	$406	$4,220	$867	$6,205

Operating expenses:
Spaceline operations	14,206	27,288	35,032	49,879
Research and development	20,121	41,535	53,431	100,504
Selling, general and administrative	31,850	33,931	62,400	61,815
Depreciation and amortization	4,171	3,256	8,394	6,955
Total operating expenses	70,348	106,010	159,257	219,153

Operating loss	(69,942)	(101,790)	(158,390)	(212,948)

Interest income	5,832	11,108	13,047	23,416
Interest expense	(3,247)	(3,230)	(6,487)	(6,457)
Other income, net	40	171	74	316
Loss before income taxes	(67,317)	(93,741)	(151,756)	(195,673)
Income tax expense (benefit)	(37)	34	11	114
Net loss	(67,280)	(93,775)	(151,767)	(195,787)
Other comprehensive loss:
Foreign currency translation adjustment	22	2	18	(6)
Unrealized loss on marketable securities	(134)	(84)	(310)	(948)
Total comprehensive loss	$(67,392)	$(93,857)	$(152,059)	$(196,741)

Net loss per share:
Basic and diluted	$(1.47)	$(4.36)	$(3.74)	$(9.43)

Weighted-average shares outstanding:
Basic and diluted	45,641	21,484	40,569	20,752

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$163,547	$178,605
Restricted cash	30,180	32,280
Marketable securities, short-term	305,788	384,621
Other current assets	33,280	32,430
Total current assets	532,795	627,936
Marketable securities, long-term	8,237	61,280
Property, plant and equipment, net	305,878	209,114
Other non-current assets	51,907	62,895
Total assets	$898,817	$961,225
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,350	$3,696
Customer deposits	80,871	84,493
Other current liabilities	66,209	61,821
Total current liabilities	157,430	150,010
Non-current liabilities:
Convertible senior notes, net	421,263	420,120
Other long-term liabilities	56,751	68,815
Total liabilities	635,444	638,945
Stockholders' Equity
Common stock	6	3
Additional paid-in capital	2,888,020	2,794,871
Accumulated deficit	(2,624,639)	(2,472,872)
Accumulated other comprehensive income (loss)	(14)	278
Total stockholders' equity	263,373	322,280
Total liabilities and stockholders' equity	$898,817	$961,225

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(151,767)	$(195,787)
Stock-based compensation	9,601	16,480
Depreciation and amortization	8,394	6,955
Amortization of debt issuance costs	1,143	1,109
Accretion of marketable securities purchased at a discount	(4,007)	(9,975)
Other non-cash items	(22)	694
Change in operating assets and liabilities:
Other current and non-current assets	(550)	6,272
Accounts payable	3,965	5,017
Customer deposits	(3,622)	(10,115)
Other current and non-current liabilities	5,501	(13,011)
Net cash used in operating activities	(131,364)	(192,361)
Cash flows from investing activities:
Capital expenditures	(104,408)	(47,487)
Purchases of marketable securities	(220,925)	(348,833)
Proceeds from maturities and calls of marketable securities	355,959	479,398
Other investing activities	8	598
Net cash provided by investing activities	30,634	83,676
Cash flows from financing activities:
Payments of finance lease obligations	(98)	(108)
Proceeds from issuance of common stock	86,330	71,580
Withholding taxes paid on behalf of employees on net settled stock-based awards	(108)	(870)
Transaction costs related to issuance of common stock	(2,552)	(681)
Net cash provided by financing activities	83,572	69,921
Net decrease in cash, cash equivalents and restricted cash	(17,158)	(38,764)
Cash, cash equivalents and restricted cash at beginning of period	210,885	253,592
Cash, cash equivalents and restricted cash at end of period	$193,727	$214,828

Cash and cash equivalents	$163,547	$182,310
Restricted cash	30,180	32,518
Cash, cash equivalents and restricted cash	$193,727	$214,828

Use of Non-GAAP Financial Measures
This press release references certain financial measures that are not prepared in accordance with GAAP, including non-GAAP total operating expenses, Adjusted EBITDA and free cash flow. The Company defines non-GAAP total operating expenses as total operating expenses other than stock-based compensation, depreciation and amortization, and accrued legal settlement expense. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock-based compensation and accrued legal settlement expense. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. None of these non-GAAP financial measures is a substitute for or superior to measures prepared in accordance with GAAP and should not be considered as an alternative to any other measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of total operating expenses to non-GAAP total operating expenses for the three and six months ended June 30, 2025 and 2024, respectively, is set forth below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total operating expenses	$70,348	$106,010	$159,257	$219,153
Stock-based compensation	4,832	8,236	9,601	16,480
Depreciation and amortization	4,171	3,256	8,394	6,955
Accrued legal settlement expense	2,875	—	2,875	—
Non-GAAP total operating expenses	$58,470	$94,518	$138,387	$195,718

A reconciliation of net loss to Adjusted EBITDA for the three and six months ended June 30, 2025 and 2024, respectively, is set forth below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(67,280)	$(93,775)	$(151,767)	$(195,787)
Interest expense	3,247	3,230	6,487	6,457
Income tax expense (benefit)	(37)	34	11	114
Depreciation and amortization	4,171	3,256	8,394	6,955
Stock-based compensation	4,832	8,236	9,601	16,480
Accrued legal settlement expense	2,875	—	2,875	—
Adjusted EBITDA	$(52,192)	$(79,019)	$(124,399)	$(165,781)

The following table reconciles net cash used in operating activities to free cash flow for the three and six months ended June 30, 2025 and 2024, respectively (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash used in operating activities	$(55,446)	$(79,132)	$(131,364)	$(192,361)
Capital expenditures	(58,361)	(34,415)	(104,408)	(47,467)
Free cash flow	$(113,807)	$(113,547)	$(235,772)	$(239,828)
The Company has not provided a reconciliation of forward-looking free cash flow to the most directly comparable GAAP financial measures because such a reconciliation is not available without unreasonable efforts, due to the variability of these items and the fact that there is substantial uncertainty associated with predicting any future adjustments that we may make to our GAAP financial measures in calculating our non-GAAP financial measures.
For media inquiries:
Aleanna Crane - Vice President, Communications
news@virgingalactic.com
575.800.4422

For investor inquiries:
Eric Cerny - Vice President, Investor Relations
vg-ir@virgingalactic.com
949.774.7637